                                                                    EXHIBIT 10.7

                            NON-EMPLOYEE DIRECTORS'
                            -----------------------
                             STOCK OPTION AGREEMENT
                             ----------------------

     THIS STOCK OPTION AGREEMENT (the "Agreement") is made effective as of
                                                                           ----
        , by and between American Physicians Service Group, Inc. a Texas
--------
corporation (the "Company"), and             ("Director").
                                 -----------

     To carry out the purposes of the 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN (the "Plan"), a copy of which is attached hereto as Exhibit A, by affording Director the opportunity to purchase shares of common stock, par value $0.10 per share, of the Company ("Common Stock"), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Director hereby agree as follows:

1.  Grant of Option.  The Company hereby grants Director the right, privilege
    ----------------
and option (the "Option") to purchase        shares of Common Stock ("Option
                                      ------
Shares") at the purchase price of $     per share (the "Option Price"), in the
                                   ----
manner and subject to the conditions hereinafter provided. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended.

2.  Time and Exercise of Option.  Subject to the limitations contained herein,
    ----------------------------
the aforesaid Option may be exercised at any time, and from time to time, in whole or in part, during the period ending five (5) years from the date of this agreement or until the termination thereof as provided in Section 4 below.

3.  Method of Exercise.  The Option shall be exercised by written notice
    -------------------
directed to the Company, at the Company's principal place of business, addressed to the attention of its President, specifying the number of shares of Common Stock purchased and accompanied by payment of the option price in a form suitable to the Company. With the consent of the Option Committee, such payment may be in the form of shares of Company stock owned by the Optionee immediately prior to the exercise of the Option.

(a) This option is exercisable with respect to the shares in cumulative annual installments as indicated below:


         Date         Number of Shares
         ----         ----------------





                                       1

(b) The Company shall make immediate delivery of such shares, provided that if any law or regulation requires the Company to take any action with respect to the shares specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

(c) The Option may be exercised within the above limitations and subject to the limitations contained within this section, as to any part or all of the shares covered thereby; provided, however, that the Option may not be exercised as to less than 1,000 shares at any one time (or the remaining shares then purchasable under the Option, if less than 1,000 shares).

4.  Termination of Option.  Except as herein otherwise stated, the Option, to
    ----------------------
the extent not heretofore exercised, shall terminate upon the first to occur of the following dates:

(a) The expiration of the option priced as set out in item #2 of this agreement.

(b) If Director's membership on the Board of Directors of the Company (the "Board") terminates for cause or voluntarily by Director not at the request of the Board, this Option may be exercised by Director at any time during the period of three months following such termination, or by Director's estate (or the person who acquires this option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during a period of one year following Director's death if Director dies during such three-month period, but in each case only as the number of shares Director was entitled to purchase hereunder upon exercise of this Option as of the date Director's membership on the Board so terminates. For purposes of this Agreement, "cause" shall mean Director's gross negligence or willful misconduct in performance of his duties as a director, or Director's final conviction of a felony or of a misdemeanor involving moral turpitude.

(c) If Director's membership on the Board terminates by reason of disability, this Option may be exercised in full by Director (or Director's guardian or legal representative or Director's estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) at any time during the period of one year following such termination.

(d) If Director dies while a member of the Board, Director's estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director, may exercise this Option in full at any time during the period of one year following the date of Director's death.

(e) If Director's membership on the Board terminates for any reason other than as described in (a), (b) or (c) above, this Option may be exercised in full by Director at any time during the period of three months following such termination, or by Director's estate ( or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during a period of one year following Director's death if Director dies during such three-month period.

This Option shall not be exercisable in any event after the expiration of ten years from the date of grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (A) in cash (including check, bank draft or money order payable to the order of the Company), (B) by delivering to the Company shares of Common Stock having a fair market value equal to the purchase price, or (C) any combination of cash or Common Stock. No fraction of a share of Common Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Director shall provide cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Director, Director (or the person permitted to exercise this Option in the event of Director's death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.

5.  Withholding of Tax.  To the extent that the exercise of this Option or the
    -------------------
disposition of shares of Common Stock acquired by exercise of this Option results in compensation income to Director for federal or state income tax purposes, Director shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Common Stock as the company may require to meet its obligation under applicable tax laws or regulations, and, if Director fails to do so, the Company is authorized to withhold from any cash or Common Stock remuneration then or thereafter payable to Director any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of this Option, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Common Stock distributable to Director upon such exercise.

6.  Reclassification, Consolidation or Merger.  If all or any portion of the
    ------------------------------------------
Option shall be exercised subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation occurring after the date hereof, as a result of which shares of any class of the capital stock of the Company shall be issued in respect of the then issued and outstanding Common Stock, or Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of the capital stock of the Company, the person or persons so exercising the Option shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares of the capital stock of the Company which, if Common Stock (as authorized at the date hereof) had been purchased immediately prior to such event at the price per share set forth in Section 1 hereof, such person or persons would be holding at the time of such exercise; provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional shares not issued. No adjustment shall be made in the minimum number of shares which may be purchased at any one time, as fixed by Subsection 3(c) hereof.

7.  Rights Prior to Exercise of Option.  This Option is not transferable by
    -----------------------------------
Director, except in the event of his/her death as provided in Subsection 4(c) above, and during his/her lifetime is exercisable only by him/her. Director shall have no rights as a shareholder with respect to the Option Shares until payment of the Option Price and delivery to him/her of such shares as herein provided.

8.  Status of Stock.  The Company intends to register for issuance under the
    ----------------
Securities Act of 1933, as amended (the "Act"), the shares of Common Stock acquirable upon exercise of this Option, and to keep such registration effective throughout the period this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Common Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use all reasonable efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, Director (or the person permitted to exercise this Option in the event of Director's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

Director agrees that the shares of Common Stock which Director may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. Director also agrees (i) that the certificates representing the shares of Common Stock purchased under this Option may bear such legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Common Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent if any, to stop registration of the transfer of the shares of Common Stock purchased under this Option.

9.  Modification and Waiver.  Except for the Plan, this Agreement constitutes
    ------------------------
the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the party to be charged therewith. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

10.  Applicable Law and Venue.  This Agreement has been executed by the Company
     -------------------------
at, and shall be deemed to be performable in, Travis County, Texas. For these and other reasons, the parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

11.  Jurisdiction.  The parties agree that the courts of the State of Texas,.
     -------------
and any courts whose jurisdiction is derivative on the jurisdiction of the courts of the State of Texas, shall have exclusive personal jurisdiction over all parties to this Agreement.

12.  Headings.  The subject headings of the sections of this Agreement are
     ---------
included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

13.  Counterparts.  This Agreement may be executed simultaneously in one or more
     -------------
identical counterparts, each of which for all purposes shall be deemed an original, and all of which shall constitute, collectively, one instrument; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one executed counterpart.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the dates indicated below, to be effective, however, as of the date first hereinabove written.



                                      AMERICAN PHYSICIANS SERVICE
                                       GROUP, INC.


Date: ____________________________    By: __________________________
                                          Kenneth S. Shifrin
                                          Chairman of the Board



                                      OPTIONEE


Date: ____________________________    By: __________________________
                                          Name

                                          __________________________
                                          Address

                                          __________________________
                                          Address

                                          __________________________
                                          Social Security Number